Exhibit 32.1
CERTIFICATIONS OF THE CO-CHIEF EXECUTIVE OFFICERS AND CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Each of the undersigned hereby certifies, in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of FAT Brands Inc., that, to his or her knowledge, the Quarterly Report of FAT Brands Inc. on Form 10-Q for the period ended March 30, 2025 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the company.

Date: May 9, 2025	By	/s/ Kenneth J. Kuick
Kenneth J. Kuick
Co-Chief Executive Officer and Chief Financial Officer
(Principal Executive, Financial and Accounting Officer)

Date: May 9, 2025	By	/s/ Robert G. Rosen
Robert G. Rosen
Co-Chief Executive Officer
(Principal Executive Officer)
A signed original of this written statement required by Section 906 has been provided to FAT Brands Inc. and will be retained by FAT Brands Inc. and furnished to the Securities and Exchange Commission or its staff upon request.